Exhibit 2.2

                                AMENDMENT NO. 1
                                      TO
                           STOCK PURCHASE AGREEMENT


               AMENDMENT NO. 1 dated as of May 3, 1996 between Consolidated Stores Corporation, a Delaware corporation ("Buyer"), and Melville Corporation, a New York corporation ("Seller").

               WHEREAS, the parties hereto have previously entered into the Stock Purchase Agreement dated as of March 25, 1996 (the "Agreement"); and

               WHEREAS, the parties hereto desire to supplement and amend the provisions of the Agreement in the manner set forth in this Amendment.

               NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

               1.1 Definitions. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.


                                   ARTICLE 2
                                   AMENDMENT

               2.1 Preamble. Section (ii) of the fourth "Whereas" clause of the Agreement is hereby amended by deleting the number "100" in the phrase "100 shares of common stock" and substituting therefor the number "1", and by deleting the word "shares" and substituting therefor the word "share".

               2.2 Schedules. (a) Schedules 2.3, 3.18 and 5.6 of the Agreement are hereby deleted in their entirety and replaced by Schedules 2.3,
3.18 and 5.6 attached to this Amendment, respectively.

               (b) Schedule 3.6 of the Agreement is hereby amended by removing the number "100" and substituting therefor the number "1" in the row describing K&K Kay-Bee, Inc.

               (c) Schedule 3.12 of the Agreement is hereby amended by deleting item no. 2 in its entirety by redesignating item no. 3 as item no. "2" and by adding the following items:

               "3. A store in North Ridge, California, was damaged in the Southern California earthquake. In connection with repairs to the premises, the Landlord caused approximately $400,000 of damage to the store. Insurance has covered approximately $90,000 of the damage. The Company may initiate an action against the Landlord to recover the remaining amount of damages.

               4. A trade dress infringement civil action, No. 96 Cv 1103, by Fundamental Too, Inc. was filed against Kay-Bee Toy & Hobby Shops, Inc. relating to the manufacture and sale of the "Currency Can" at the Company's stores."

               (d) Item no. 1 of Schedule 3.14 of the Agreement is hereby amended by deleting all references to the Leases with Store nos. 247, 769, 1732, 7084, 7480 and 8611.

               (e) Item no. 9 of Schedule 5.1 of the Agreement is hereby amended by adding in numerical order "3, 281, 362, 381, 396, 403, 423, 500, 640, 761, 765, 814, 887, 1179, 1758, 7016 and 7745".

               (f) Schedule 7.5 of the Agreement is hereby amended by adding "#7480" in numerical order to the list of Closed Store Leases.

               2.3 Section 2.2. The first sentence of Section 2.2 is hereby deleted in its entirety and replaced by the following sentence:

               "The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 a.m. on May 4, 1996, effective as of 12:01 a.m. on May 5, 1996, or at such other place or time as Buyer and Seller may agree."

               2.4 Section 2.3(a). Section 2.3(a) of the Agreement is hereby amended by deleting the number "14" in the sixth sentence and substituting therefor the number "21".

               2.5 Section 5.1. Section 5.1 of the Agreement is hereby amended by deleting "Schedule 5.1" and substituting therefor the phrase "Schedules 5.1 and 7.5".

               2.6  Section 9.3(a).  Section 9.3(a) is hereby amended by:

               (i) in clause (i), deleting the number "2" in the phrase "item no. 2" and substituting therefor the number "3";

               (ii) in clause (ii), deleting the number "3" in the phrase "item no. 3" and substituting therefor the number "2";

               (iii) inserting at the beginning of the last sentence the phrase "Except as provided in the next succeeding sentence,"; and

               (iv)  inserting the following at the end thereof:

               "In connection with any payment required to be made pursuant to
               Section 2.4 or, in the event that no such payment is required, within 90 days of the Closing Date, (I) Buyer shall pay in cash to Seller an amount equal to 50% of the severance amount payable by Seller under clause (i) above in the case of Alan Fine and (II) Seller shall pay in cash to Buyer an amount equal to 50% of the severance amount payable by Buyer under clause
               (i) above in the case of John Hendrix and Patti Ippoliti; provided that the amounts payable pursuant to clauses (I) and
               (II) may be netted against each other. With respect to Alan Fine, John Hendrix and Patti Ippoliti, Seller shall retain all obligations and liabilities (other than the severance payments described above) under their respective severance agreements, including without limitation, obligations and liabilities with respect to stock options and relocation costs; provided that Buyer shall be responsible for any continuing medical and dental benefit coverage for John Hendrix and Patti Ippoliti."

               2.7 Section 9.3(b). Section 9.3(b) of the Agreement is hereby amended by inserting immediately before the period at the end of such Section, "including, without limitation, Alan Fine".

               2.8 Section 11.3. Section 11.3 of the Agreement is hereby amended by (i) inserting the phrase "or any other contract or agreement to which the Company or any Subsidiary is a party and in respect of which Melville or one of its Affiliates is a guarantor" immediately after the phrase "(other than a Terminated Lease)" and (ii) inserting the phrase "or any such other contract or agreement" immediately before the word "occurring".


                                   ARTICLE 3
                            SUPPLEMENTAL PROVISIONS

               3.1 Representations and Warranties. For purposes of satisfying the condition set forth in Section 10.2(i)(B), the parties hereto agree that, as of the Closing Date:

               (i) item no. 8 of Schedule 3.14, which discloses the list of Stores being operated on a month-to-month basis, shall be deemed to have been amended by deleting the following stores, as such stores are no longer occupying their locations on a month-to-month basis:
         44, 140, 319, 325, 361, 390, 422, 473, 701, 769, 771, 817, 7480,
         7629, 7906, 8210 and 8647; and shall be deemed to have been amended by adding the following stores, as such stores are now occupying their locations on a month-to-month basis: 28, 48, 142, 393, 835 and 7555.

               (ii) Seller has not, as of the Closing Date, delivered to Buyer true and complete copies of each of the material contracts disclosed in item no. 2 of Schedule 3.11 and Buyer hereby agrees to waive such obligation.


                                   ARTICLE 4
                                 MISCELLANEOUS

               4.1 Incorporation by Reference. The provisions of Article 13 of the Agreement shall be incorporated by reference herein and each reference therein to the Agreement shall apply to this Amendment as if this Amendment were referred to therein.

               4.2 Effect on Agreement. Except to the extent amended or supplemented as set forth in this Amendment, all provisions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed in all respects, and the execution, delivery and effectiveness of this Agreement shall not operate as a waiver or amendment of any provision of the Agreement not specifically amended or supplemented by this Amendment.



               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

                                 MELVILLE CORPORATION

                                 By  /s/  CARLOS E. ALBERINI
                                     ___________________________
                                   Name:  Carlos E. Alberini
                                   Title: Vice President-Finance


                                 CONSOLIDATED STORES CORPORATION

                                 By    /s/ MICHAEL J. POTTER
                                       ________________________
                                   Name:   Michael J. Potter
                                   Title:  Senior Vice President